Exhibit 99.1

ITG Reports Fourth Quarter 2017 Results

Results Driven by Strong International Profitability, including Record Asia Pacific Performance

NEW YORK, January 30, 2018 – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended December 31, 2017.

Fourth Quarter 2017 Highlights

-

GAAP net loss of $2.4 million, or $0.07 per diluted share, and adjusted net income of $4.0 million, or $0.12 per diluted share. This compares to GAAP net income of $5.7 million, or $0.17 per diluted share, and adjusted net income of $5.3 million, or $0.16 per diluted share, for the fourth quarter of 2016.

-

GAAP results for the fourth quarter of 2017 include (i) a charge of $8.1 million, or $0.25 per diluted share, for the write-off of fixed assets and other costs associated with the consolidation of ITG’s New York office space and (ii) tax benefits of $1.7 million, or $0.06 per diluted share, primarily relating to the realization of fully reserved U.S. deferred tax assets following a tax method change, along with the impact of a lower U.S. corporate tax rate on an existing U.S. deferred tax liability due to the recently enacted Tax Cuts and Jobs Act of 2017.

-

GAAP results for the fourth quarter of 2016 include (i) a charge of $3.6 million pre-tax, or $0.09 per diluted share after taxes, related to the SEC ADR settlement, (ii) a restructuring charge of $5.3 million pre-tax, or $0.10 per diluted share after taxes, related to management delayering and the elimination of certain positions and (iii) a pre-tax charge of $0.6 million, or $0.02 per diluted share after taxes, for the amount expensed for upfront awards granted to ITG’s CEO. These charges were offset by an after-tax gain of $7.3 million, or $0.22 per diluted share, related to a reduction in tax reserves from resolving a multi-year contingency in the U.S.

-	Revenues of $126.7 million, compared to revenues of $119.6 million in the fourth quarter of 2016.
-

GAAP expenses of $127.2 million and adjusted expenses of $119.0 million compared to GAAP expenses of $121.7 million and adjusted expenses of $112.3 million in the fourth quarter of 2016.  Adjusted expenses for the fourth quarter of 2017 and the fourth quarter of 2016 exclude the charges listed above.

-

GAAP pre-tax loss of $0.4 million and adjusted pre-tax income of $7.7 million, compared to a GAAP pre-tax loss of $2.1 million and an adjusted pre-tax income of $7.3 million in the fourth quarter of 2016.

-

Average daily trading volume in the U.S. was 132 million shares versus 145 million shares in the fourth quarter of 2016. POSIT® average daily U.S. volume was 52 million shares compared to 58 million shares in the fourth quarter of 2016.

-	Total average daily U.S. volume traded through POSIT Alert® was 15.6 million shares in the fourth quarter of 2017 and 16.4 million shares in the fourth quarter of 2016.
-

In Europe, average daily value traded in POSIT was $1.2 billion compared to $1.1 billion in the fourth quarter of 2016, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe rose 47% compared to the fourth quarter of 2016.

-

Repurchased approximately 514,000 shares of common stock at an average price of $18.55 per share, for a total of $9.5 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled 17.5 million shares for $270 million, resulting in a decrease in shares outstanding, net of issuances, of more than 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “Our fourth quarter revenues and adjusted pre-tax income were the highest since the second quarter of 2015 thanks to continued progress on the Strategic Operating Plan as well as consistent expense discipline across the organization. ITG’s international operations are gaining momentum, as demonstrated by record results in Asia Pacific and strong performance in Europe and Canada. With the advent of MiFID II, we are well positioned to deliver even more value to clients globally as they work to achieve best execution and improve operating efficiency.”

Fourth Quarter Regional Segment Results

North American revenues were $67.2 million in the fourth quarter of 2017 as compared to $72.2 million in the fourth quarter of 2016.

ITG reported a net loss of $2.6 million in North America in the fourth quarter of 2017 compared to North American net income of $0.5 million in the fourth quarter of 2016.

U.S. revenues in the fourth quarter of 2017 were $51.4 million, compared to $56.0 million in the fourth quarter of 2016. Canada revenues in the fourth quarter of 2017 were $15.8 million, compared to $16.2 million in the fourth quarter of 2016.

Europe and Asia Pacific revenues were $59.0 million in the fourth quarter of 2017, up from $47.1 million in the fourth quarter of 2016.

ITG reported net income for its Europe and Asia Pacific operations of $13.2 million in the fourth quarter of 2017, compared to $8.2 million in the fourth quarter of 2016.

European revenues were $39.8 million in the fourth quarter of 2017, up from $33.7 million in the fourth quarter of 2016.

Asia Pacific revenues were a record $19.2 million in the fourth quarter of 2017, up from $13.4 million in the fourth quarter of 2016, driven in part by a new quarterly record for the average daily value traded in POSIT Alert in the region.

Corporate activity reduced GAAP net income by $13.0 million in the fourth quarter of 2017, including charges related to the consolidation of ITG’s New York office space, tax benefits relating to the utilization of fully reserved deferred tax assets as well as the impact of a lower U.S. corporate tax rate on an existing deferred tax liability.

Corporate activity reduced GAAP net income by $2.9 million in the fourth quarter of 2016, including charges related to the ADR settlement with the SEC, the restructuring charge, the charges for upfront awards to ITG’s CEO and the benefit related to reducing tax reserves.

Corporate activity includes investment income and non-operating revenues and gains, as well as costs not associated with operating the businesses within ITG's regional segments including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating expenses.

Full Year Results

For full year 2017, revenues were $483.7 million, GAAP net loss was $39.4 million, or $1.19 per diluted share, and adjusted net income was $10.3 million, or $0.30 per diluted share.

For full year 2016, revenues were $469.1 million and adjusted revenues were $466.6 million, GAAP net loss was $25.9 million, or $0.79 per diluted share, and adjusted net income was $3.6 million, or $0.11 per diluted share.

Conference Call on 4Q17 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.) and entering replay number 10116061. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted revenues, adjusted expenses, adjusted pre-tax income, adjusted income tax expense (benefit), adjusted net income and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of adjusted revenues, adjusted expenses, adjusted pre-tax income, adjusted income tax expense (benefit), adjusted net income and adjusted EBITDA to revenues, expenses, (loss) income before income tax expense (benefit), income tax expense (benefit), net (loss) income and related per share amounts as determined in accordance with GAAP for the three and twelve months ended December 31, 2017 and December 31, 2016, are provided in the accompanying supplemental tables at the end of this release.

Forward Looking Statements

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2016 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to realize the benefits of its deferred tax assets subject to a valuation allowance, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet the capital and liquidity requirements of our securities business and the related clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Commissions and fees	$105,772	$99,322	$399,691	$376,463
Recurring	19,098	18,696	75,911	81,916
Other	1,877	1,571	8,092	10,673
Total revenues	126,747	119,589	483,694	469,052

Expenses:
Compensation and employee benefits	45,283	42,980	184,716	188,886
Transaction processing	26,981	24,540	100,747	90,271
Occupancy and equipment	23,316	14,296	68,563	56,189
Telecommunications and data processing services	12,132	13,302	48,477	56,643
Restructuring charges	—	5,265	—	9,620
Other general and administrative	18,957	20,803	72,641	108,466
Interest expense	496	549	2,025	2,217
Total expenses	127,165	121,735	477,169	512,292
(Loss) income before income tax expense (benefit)	(418)	(2,146)	6,525	(43,240)
Income tax expense (benefit)	2,000	(7,862)	45,965	(17,322)
Net (loss) income	$(2,418)	$5,716	$(39,440)	$(25,918)
(Loss) income per share:
Basic	$(0.07)	$0.18	$(1.19)	$(0.79)
Diluted	$(0.07)	$0.17	$(1.19)	$(0.79)
Basic weighted average number of common shares outstanding	32,855	32,607	33,009	32,906
Diluted weighted average number of common shares outstanding	32,855	33,988	33,009	32,906

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenues by Geographic Region:
U.S. Operations	$51,431	$55,978	$204,990	$229,655
Canadian Operations	15,773	16,217	63,294	61,822
European Operations	39,765	33,709	151,472	125,945
Asia Pacific Operations	19,228	13,380	62,218	47,919
Corporate (non-product)	550	305	1,720	3,711
Total Revenues	$126,747	$119,589	$483,694	$469,052

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenues by Product Group:
Execution Services	$90,967	$84,811	$344,192	$328,252
Workflow Technology	23,528	23,481	92,533	92,891
Analytics	11,702	10,992	45,249	44,198
Corporate (non-product)	550	305	1,720	3,711
Total Revenues	$126,747	$119,589	$483,694	$469,052

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	December 31,	December 31,
	2017	2016
	(unaudited)
Assets
Cash and cash equivalents	$287,452	$277,977
Cash restricted or segregated under regulations and other	18,599	40,353
Deposits with clearing organizations	57,388	62,556
Securities owned, at fair value	1,559	2,557
Receivables from brokers, dealers and clearing organizations	193,907	152,294
Receivables from customers	84,408	54,486
Premises and equipment, net	53,960	59,333
Capitalized software, net	41,259	38,606
Goodwill	11,054	10,102
Intangibles, net	14,040	15,390
Income taxes receivable	3,917	873
Deferred tax assets	4,902	38,688
Other assets	22,124	22,070
Total assets	$794,569	$775,285
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$166,495	$174,343
Short-term bank loans	101,422	72,150
Payables to brokers, dealers and clearing organizations	128,552	100,188
Payables to customers	24,007	12,272
Securities sold, not yet purchased, at fair value	1	249
Income taxes payable	6,003	4,552
Deferred tax liabilities	1,750	—
Term debt	3,104	6,367
Total liabilities	431,334	370,121
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,639,823 and 52,456,165 shares issued at December 31, 2017 and December 31, 2016, respectively	526	525
Additional paid-in capital	250,216	248,748
Retained earnings	486,957	536,350
Common stock held in treasury, at cost; 20,038,809 and 19,830,032 shares at December 31, 2017 and December 31, 2016, respectively	(353,067)	(346,482)
Accumulated other comprehensive loss (net of tax)	(21,397)	(33,977)
Total stockholders’ equity	363,235	405,164
Total liabilities and stockholders’ equity	$794,569	$775,285

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results (unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Total revenues	$126,747	$119,589	$483,694	$469,052
Less:
Other revenues - gains (1)	—	—	—	(2,438)
Adjusted revenues	$126,747	$119,589	$483,694	$466,614

Total expenses	$127,165	$121,735	$477,169	$512,292
Less:
Lease consolidation (2)	(8,140)	—	(8,140)	—
Impairment of customer intangible asset (3)	—	—	(325)	—
Legal costs related to the planned formation of the derivatives venture (3)	—	—	(750)	—
Reserve for settlement related to ADRs and associated costs (4)	—	(3,628)	—	(27,371)
Restructuring (5)	—	(5,265)	—	(9,620)
Upfront compensation awards for current CEO (6)	—	(558)	—	(4,415)
Arbitration case with former CEO and associated costs (7)	—	—	—	(6,580)
Gain from currency translation adjustment (8)	—	—	—	1,066
Adjusted expenses	$119,025	$112,284	$467,954	$465,372

(Loss) income before income tax expense (benefit)	$(418)	$(2,146)	$6,525	$(43,240)
Effect of adjustments	8,140	9,451	9,215	44,482
Adjusted pre-tax income	$7,722	$7,305	$15,740	$1,242

Income tax expense (benefit)	$2,000	$(7,862)	$45,965	$(17,322)
Tax effect of adjustments (1) (4) (5) (6) (7)	—	2,517	—	7,618
Impact of U.S. corporate tax law changes (9)	843	—	843	—
Valuation allowance for historical U.S. deferred tax assets (10)	882	—	(41,380)	—
Adjustment to tax reserves from resolving a multi-year contingency in the U.S. (11)	—	7,320	—	7,320
Adjusted income tax expense (benefit)	$3,725	$1,975	$5,428	$(2,384)

Net (loss) income	$(2,418)	$5,716	$(39,440)	$(25,918)
Net effect of adjustments	6,415	(386)	49,752	29,544
Adjusted net income	$3,997	$5,330	$10,312	$3,626

Diluted (loss) income per share	$(0.07)	$0.17	$(1.19)	$(0.79)
Net effect of adjustments	0.19	(0.01)	1.49	0.90
Adjusted diluted income per share	$0.12	$0.16	$0.30	$0.11

Notes:

(1)

In the second quarter of 2016, the Company received insurance proceeds of $2.4 million from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)	In the fourth quarter of 2017, the Company incurred an $8.1 million charge for the write-off of fixed assets and other costs associated with the consolidation of ITG’s New York office space.

(3)

In the third quarter of 2017, the Company deemed the remaining value of a customer intangible asset recorded in ITG Derivatives of $0.3 million fully impaired and incurred legal fees related to the planned formation of the Matrix derivatives venture of $0.8 million (Note: the venture is expected to launch in the first quarter of 2018).

(4)

In the third quarter of 2016, the Company accrued $22.1 million for a settlement with the SEC with respect to an inquiry involving discontinued activity in pre-released ADRs and incurred legal fees related to this matter of $1.6 million. In the fourth quarter of 2016, the Company incurred an additional charge of $2.3 million based on the final settlement amount along with legal and other related costs associated with this matter of $1.3 million.

(5)

During the first half of 2016, the Company incurred restructuring charges of $4.3 million related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk. In the fourth quarter of 2016, the Company incurred additional restructuring charges of $5.3 million related to management delayering and the elimination of certain positions.

(6)

The Company’s current Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards was eligible for a tax deduction.

(7)

In the first half of 2016, the Company incurred a charge of $4.8 million, net of an insurance recovery of $0.5 million, to settle an arbitration case with its former CEO and incurred legal fees of $2.7 million. In the third quarter of 2016, the Company recorded a reimbursement of $0.9 million of these legal fees from its insurance carrier.

(8)

In the third quarter of 2016, the Company substantially completed the liquidation of its investment in its Israel entity that ceased operations in December 2013. During its period of ownership and through December 2013, the Company had accumulated foreign exchange translation gains as a component of equity, which have been reclassified as a gain that reduced other general and administrative expenses in the Consolidated Statement of Operations.

(9)

In the fourth quarter of 2017, the Company reduced the amount recorded for a deferred tax liability in the U.S. due to the passing of the Tax Cuts and Jobs Act of 2017, which lowered the U.S. corporate income tax rate from 35% to 21%.

(10)

In the third quarter of 2017, the Company determined that it was appropriate to establish a full valuation allowance on its U.S. deferred tax assets, of which $42.3 million related to periods prior to the third quarter of 2017. In the fourth quarter of 2017, the Company reduced the valuation allowance by $0.9 million as a portion of these U.S. deferred tax assets were realized following a tax method change.

(11)	In the fourth quarter of 2016, the Company resolved a multi-year tax contingency in the U.S. and reduced tax reserves by $7.3 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (Loss) Income (1)(2)	$(2,418)	$5,716	$(39,440)	$(25,918)
Impact of adjustments, after-tax	6,415	(386)	49,752	29,544
Adjusted net income	3,997	5,330	10,312	3,626

Deduct:
Investment income	(534)	(259)	(1,654)	(1,163)

Add Back:
Interest expense	496	549	2,025	2,217
Income tax expense (benefit)	2,000	(7,862)	45,965	(17,322)
Tax effect of adjustments	—	2,517	—	7,618
Other tax adjustments	1,725	7,320	(40,537)	7,320
Depreciation and amortization	11,466	11,073	45,153	43,523
Adjusted earnings before interest, taxes, depreciation, and amortization	$19,150	$18,668	$61,264	$45,819

Notes:

(1)	Net (loss) income includes pre-tax charges for non-cash stock-based compensation of $4.5 million and $6.2 million for the three months ended December 31, 2017 and 2016, respectively.
(2)	Net loss includes pre-tax charges for non-cash stock-based compensation of $20.2 million and $25.6 million for the years ended December 31, 2017 and 2016, respectively.

###